SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

MUSTANG GEOTHERMAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)(a) Effective February 24, 2012, Director Brian Cole and Director and Chief Financial Officer and Principal Accounting Officer Kevin Pikero resigned their respective positions with the registrant. Neither Mr. Cole nor Mr. Pikero held a position on any committee of the board of directors at the time of the their resignations. Neither Mr. Cole nor Mr. Pikero communicated to the registrant that their respective decisions to resign their positions with the registrant was caused by a disagreement with the registrant, known to an executive officer of the registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices.

(2)(a) Coincident with the filing of this current report on Form 8-K on February 24, 2012, the registrant provided to Mr. Cole and Mr. Pikero copies of the disclosures it is making in response to this Item 5.02. Further, in its communication the registrant informed Mr. Cole or Mr. Pikero that they should address a letter to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The registrant will file any letter received by the registrant from Mr. Cole and/or Mr. Pikero with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by the registrant.

(2)(b) As is indicated above, prior to his resignation on February 24, 2012, Mr. Kevin Pikero was the registrant’s Chief Financial Officer and Principal Accounting Officer.

(2)(c) As of February 24, 2012, Richard Bachman will assume the duties of the registrant’s Chief Financial Officer and Principal Accounting Officer. After the resignations of Mr. Cole and Mr. Pikero, the registrant’s board of directors was comprised solely of Mr. Richard Bachman, age 57 (subject to the new nominations and appointments announced below). Regarding the latest nominations and appointments to the registrant’s board of directors of Mr. Gerald Aberle and Mr. Gerry Berg (announced in this filing and discussed below), Mr. Bachman has no family relationship with either Mr. Aberle or Mr. Berg.

Mr. Bachman has been the President and a director of the registrant since September 28, 2005.  Mr. Bachman’s work experience includes 22 years working with Homestake Mining Company from 1980 to 2002 in various capacities ranging from exploration to mine operations. From 1995 to 1998, he was the Regional Geologist for Brazil where he directed a staff of 46 and was responsible for a $2.5 million annual exploration budget. He conducted a countrywide assessment that resulted in the acquisition of a one million hectare property in a 20 million ounce gold district in the Amazon.

From 1999 to 2000 Mr. Bachman was the Regional Geologist for Peru where he directed a staff of 10 and refocused Homestake’s existing exploration program, which resulted in the evaluation of 83 properties in 24 months and yielded one new discovery. From 2001 to 2002, he was Homestake’s Regional Geologist, International Special Projects, where he designed and successfully implemented reconnaissance programs in southern Argentina that resulted in the evaluation of 63 properties with five advancing and the coordination and field review of 22 properties.

From 2002 until now, Mr. Bachman has acted as President and Consulting Professional Geologist for Minera Teles Pires Inc., a Reno, Nevada company.  Mr. Bachman holds a Bachelors of Science degree in Geological Engineering from the South Dakota School of Mines and Technology and is a Certified Professional Geologist with the American Institute of Professional Geologists.

Mr. Bachman does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.

Mr. Bachman does not have a direct or indirect material interest in any transaction since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000.

(3)(d) On February 24, 2012, the registrant hereby announces the appointment by nomination and election to its board of directors of Gerald Aberle and Gerry Berg. Neither the registrant nor Mr. Richard Bachman had any prior understanding or arrangement with respect to the selection, nomination and election of Mr. Aberle or Mr. Berg to its board of directors. The registrant will not place Mr. Aberle nor Mr. Berg on any committee of the board of directors and the registrant does not expect to place either Mr. Aberle or Mr. Berg on any such committee.

Neither Mr. Aberle nor Mr. Berg have a direct or indirect material interest in any transaction since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000.

About Mr. Gerald Aberle-Age 53

Mr. Aberle graduated in 1980 from South Dakota School of Mines and Technology with a bachelor of science degree in mining engineering. He has over 30 years of experience in the minerals industry, including 22 years with Homestake Mining Company at the Homestake gold mine in Lead, S.D. Mr. Aberle's mining background includes extensive engineering, operations management and project management experience. Over the past 11 years, Mr. Aberle has consulted in the mining, underground construction and minerals exploration business for clients including Homestake Mining Co., Barrick Gold Corp., the State of South Dakota and the University of Washington in connection with the planning and development of the National Science Foundation's national deep underground science and engineering laboratory.  Over the past 4 years, Mr. Aberle has held numerous corporate management positions in the junior exploration business.  Mr. Aberle also has more than 15 years of private business experience in the United States, primarily in the land development and construction industries.

About Mr. Gerry Berg-Age 65

Mr. Berg has over 30 years of senior management experience working with private and public companies. His overall emphasis has been on Finance and Operations. Mr. Berg has served a number of public companies as their President, Chief Financial Officer, Board member or as a financial consultant.

Mr. Berg’s career includes experience in public offerings, mergers and acquisitions, development of strategic business plans, cash management, cost and budget controls, and tax planning.

Mr. Berg holds a Bachelors of Arts in Accounting from Walsh College.  Mr. Berg became a Certified Public Accountant (CPA) in the State of Michigan in 1979 and in the State of California in 1984.  Mr. Berg does not currently practice as a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG GEOTHERMAL CORP. (Registrant)

Date February 24, 2012

By /s/ Richard Bachman

Richard Bachman, PRESIDENT

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